Exhibit 99

Accenture Reports Strong Fourth-Quarter and Full-Year Fiscal 2016 Results

-- Fourth-quarter revenues increase 8% in U.S. dollars and 9% in local currency, to $8.5 billion;
quarterly GAAP EPS of $1.68 include $0.37 from gains on the sale of businesses; excluding these gains, EPS are $1.31, a 14% increase; free cash flow is $1.9 billion --

-- For full fiscal year, revenues increase 6% in U.S. dollars and 10.5% in local currency, to
$32.9 billion; GAAP EPS of $6.45 include $1.11 from gains on the sale of businesses; excluding these gains, EPS are $5.34, an 11% increase from adjusted EPS of $4.82 in fiscal 2015; free cash flow is $4.1 billion --

-- New bookings are $9.0 billion for fourth quarter and $35.4 billion for full year --

-- Company increases semi-annual cash dividend 10%, to $1.21 per share --

-- For fiscal year 2017, Accenture expects net revenue growth of 5% to 8% in local currency and
GAAP EPS of $5.75 to $5.98 --

NEW YORK; Sept. 29, 2016 — Accenture (NYSE: ACN) reported strong financial results for the fourth quarter and full fiscal year ended Aug. 31, 2016.

For the fourth quarter, net revenues were $8.5 billion, an increase of 8 percent in U.S. dollars and 9 percent in local currency compared with the fourth quarter of fiscal 2015. GAAP diluted earnings per share were $1.68, including $0.37 from gains on the sale of businesses. Excluding these gains, diluted EPS were $1.31, a 14 percent increase from $1.15 for the same period last year. Operating margin was 14.1 percent, an expansion of 20 basis points. Operating cash flow was $2.1 billion and free cash flow was $1.9 billion. New bookings were $9.0 billion.

For the full fiscal year, net revenues were $32.9 billion, an increase of 6 percent in U.S. dollars and 10.5 percent in local currency compared with fiscal 2015. GAAP diluted earnings per share were $6.45, compared with $4.76 in fiscal 2015. EPS for fiscal 2016 included gains on the sale of businesses totaling $1.11 per share; EPS for fiscal 2015 included a pension settlement charge of $0.06 per share. Excluding these items, diluted EPS of $5.34 for fiscal 2016 increased 11 percent from $4.82 in fiscal 2015. Operating margin for fiscal 2016 was 14.6 percent. Operating cash flow was $4.6 billion and free cash flow was $4.1 billion. New bookings were $35.4 billion.

In addition, Accenture’s Board of Directors has declared a semi-annual cash dividend of $1.21 per share, an increase of $0.11 per share, or 10 percent, over its previous semi-annual dividend, declared in March.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We are very pleased with our excellent financial results for both the fourth quarter and the full fiscal year 2016. For the year, we delivered double-digit revenue growth in local currency and gained significant market share, generated strong new bookings, expanded operating margin, and delivered outstanding earnings per share. We also generated excellent free cash flow and returned more than $4 billion in cash to our shareholders.

“Our durable and balanced performance demonstrates that our growth strategy continues to resonate with the needs of our clients, and that we are clearly executing very well. Looking ahead, we will continue to invest in high-growth areas across Accenture—with a particular focus on digital, cloud and security services, which accounted for approximately 40 percent of our revenues in fiscal 2016. With the differentiated capabilities we have built and the disciplined management of our business, we are well-positioned to continue driving sustainable, profitable growth and delivering value for our clients and shareholders.”

Financial Review

Fourth Quarter Fiscal 2016

Revenues before reimbursements (“net revenues”) for the fourth quarter of fiscal 2016 were $8.49 billion, compared with $7.89 billion for the fourth quarter of fiscal 2015, an increase of 8 percent in U.S. dollars and 9 percent in local currency. Net revenues for the quarter reflect a foreign-exchange impact of negative 1.5 percent, compared with the negative 1 percent we had previously assumed. Adjusting for the actual foreign-exchange impact of negative 1.5 percent in the quarter, the company’s guided range for quarterly net revenues was approximately $8.20 billion to $8.45 billion. Accenture’s fourth quarter fiscal 2016 net revenues were approximately $40 million above this adjusted range.

▪	Consulting net revenues were $4.61 billion, an increase of 11 percent in U.S. dollars and 13 percent in local currency compared with the fourth quarter of fiscal 2015.

▪	Outsourcing net revenues were $3.88 billion, an increase of 4 percent in U.S. dollars and 6 percent in local currency compared with the fourth quarter of fiscal 2015.

GAAP diluted EPS for the fourth quarter were $1.68, compared with $1.15 for the fourth quarter last year. Excluding gains on the sale of businesses of $295 million, pre-tax, or $0.37 per share, EPS for the quarter were $1.31, an increase of $0.16, or 14 percent, from the fourth quarter last year. The $0.16 increase in EPS on an adjusted basis reflects:

▪	a $0.11 increase from higher revenue and operating results;

▪	a $0.05 increase from a lower effective tax rate; and

▪	a $0.02 increase from a lower share count;

partially offset by

▪	a $0.02 decrease from higher non-operating expense.

Gross margin (gross profit as a percentage of net revenues) for the fourth quarter was 31.3 percent, compared with 31.7 percent for the fourth quarter of fiscal 2015. Selling, general and administrative (SG&A) expenses for the fourth quarter were $1.46 billion, or 17.2 percent of net revenues, compared with $1.41 billion, or 17.9 percent of net revenues, for the fourth quarter of fiscal 2015.

Operating income for the fourth quarter of fiscal 2016 was $1.20 billion, or 14.1 percent of net revenues, compared with $1.09 billion, or 13.9 percent of net revenues, for the fourth quarter of fiscal 2015. Operating margin for the fourth quarter of fiscal 2016 expanded 20 basis points.

The company’s effective tax rate for the fourth quarter was 22.5 percent, compared with 27.1 percent for the fourth quarter of fiscal 2015. Excluding the impact of the gains on the sale of businesses, the effective tax rate for the fourth quarter of fiscal 2016 was 24.3 percent.

Net income for the quarter was $1.13 billion, compared with $788 million for the fourth quarter last year. Excluding the $249 million after-tax impact of the gains on the sale of businesses, net income for the fourth quarter of fiscal 2016 was $881 million, a 12 percent increase from the fourth quarter last year.

Operating cash flow for the fourth quarter was $2.06 billion, and property and equipment additions were $160 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.90 billion. For the same period of fiscal 2015, operating cash flow was $1.50 billion, property and equipment additions were $148 million, and free cash flow was $1.36 billion.

Days services outstanding, or DSOs, were 39 days at Aug. 31, 2016, compared with 37 days at Aug. 31, 2015.

Accenture’s total cash balance at Aug. 31, 2016 was $4.9 billion, compared with $4.4 billion at Aug. 31, 2015.

Utilization for the fourth quarter of fiscal 2016 was 92 percent, compared with 91 percent for the third quarter of fiscal 2016 and 90 percent for the fourth quarter of fiscal 2015.

Attrition for the fourth quarter of fiscal 2016 was 16 percent, compared with 15 percent for the third quarter of fiscal 2016 and 14 percent for the fourth quarter of fiscal 2015.

New Bookings

New bookings for the fourth quarter were $9.0 billion and reflect a negative 2 percent foreign-exchange impact compared with new bookings in the fourth quarter of fiscal 2015.

▪	Consulting new bookings were $4.8 billion, or 53 percent of total new bookings.

▪	Outsourcing new bookings were $4.2 billion, or 47 percent of total new bookings.

Net Revenues by Operating Group
Net revenues by operating group for the fourth quarter were as follows:

▪	Communications, Media & Technology: $1.70 billion, compared with $1.64 billion for the fourth quarter of fiscal 2015, an increase of 4 percent in U.S. dollars and 5 percent in local currency.

▪	Financial Services: $1.80 billion, compared with $1.69 billion for the fourth quarter of fiscal 2015, an increase of 6 percent in U.S. dollars and 9 percent in local currency.

▪	Health & Public Service: $1.54 billion, compared with $1.39 billion for the fourth quarter of fiscal 2015, an increase of 11 percent in both U.S. dollars and local currency.

▪	Products: $2.25 billion, compared with $1.93 billion for the fourth quarter of fiscal 2015, an increase of 17 percent in U.S. dollars and 18 percent in local currency.

▪	Resources: $1.20 billion, compared with $1.23 billion for the fourth quarter of fiscal 2015, a decrease of 3 percent in U.S. dollars and flat in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the fourth quarter were as follows:

▪	North America: $4.08 billion, compared with $3.72 billion for the fourth quarter of fiscal 2015, an increase of 10 percent in both U.S. dollars and local currency.

▪	Europe: $2.83 billion, compared with $2.71 billion for the fourth quarter of fiscal 2015, an increase of 4 percent in U.S. dollars and 8 percent in local currency.

▪	Growth Markets: $1.57 billion, compared with $1.46 billion for the fourth quarter of fiscal 2015, an increase of 8 percent in U.S. dollars and 9 percent in local currency.

Full Year Fiscal 2016

Net revenues for the full 2016 fiscal year were $32.9 billion, compared with $31.0 billion for fiscal 2015, an increase of 6 percent in U.S. dollars and 10.5 percent in local currency. Net revenues for fiscal 2016 reflect a foreign-exchange impact of approximately negative 4.5 percent compared with fiscal 2015.

▪	Consulting net revenues were $17.9 billion, an increase of 10 percent in U.S. dollars and 15 percent in local currency compared with fiscal 2015.

▪	Outsourcing net revenues were $15.0 billion, an increase of 1 percent in U.S. dollars and 6 percent in local currency compared with fiscal 2015.

GAAP diluted EPS for the full 2016 fiscal year were $6.45, compared with $4.76 for fiscal 2015. In fiscal 2016, gains totaling $849 million, pre-tax, on the sale of businesses had a positive $1.11 impact on EPS. In fiscal 2015, the pension settlement charge of $64 million, pre-tax, had a negative $0.06 impact on EPS. Excluding these items, EPS of $5.34 for fiscal 2016 increased $0.52, or 11 percent, from fiscal 2015. The $0.52 increase in EPS on an adjusted basis reflects:

▪	a $0.34 increase from higher revenue and operating results;

▪	a $0.13 increase from a lower effective tax rate; and

▪	a $0.08 increase from a lower share count;

partially offset by

▪	a $0.03 decrease from higher non-operating expense.

Gross margin (gross profit as a percentage of net revenues) for fiscal 2016 was 31.3 percent, compared with 31.6 percent for fiscal 2015. Selling, general and administrative (SG&A) expenses for the full fiscal year were $5.47 billion, or 16.6 percent of net revenues, compared with $5.31 billion, or 17.1 percent of net revenues, for fiscal 2015.

Operating income for the full fiscal year was $4.81 billion, or 14.6 percent of net revenues, compared with $4.44 billion, or 14.3 percent of net revenues, for fiscal 2015, which included the $64 million, or 20 basis-point, impact of the pension settlement charge. Operating margin for fiscal 2016 expanded 10 basis points from the adjusted operating margin of 14.5 percent in fiscal 2015.

Accenture’s annual effective tax rate for fiscal 2016 was 22.4 percent, compared with 25.8 percent in fiscal 2015. Excluding the impact of the gains on the sale of businesses in fiscal 2016, and the impact of the pension settlement charge in fiscal 2015, the effective tax rates were 24.2 percent and 26.0 percent, respectively.

Net income for the full fiscal year was $4.35 billion, compared with $3.27 billion for fiscal 2015. Excluding the $745 million after-tax impact of the gains on the sale of businesses in fiscal 2016, and the $39 million after-tax impact of the pension settlement charge in fiscal 2015, net income was $3.60 billion and $3.31 billion, respectively.

For the full 2016 fiscal year, operating cash flow was $4.58 billion and property and equipment additions were $497 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $4.08 billion. For the prior fiscal year, ended Aug. 31, 2015, operating cash flow was $4.09 billion, property and equipment additions were $395 million, and free cash flow was $3.70 billion.

Utilization for the full 2016 fiscal year was 91 percent, compared with 90 percent for fiscal 2015. Attrition for the full 2016 fiscal year was 14 percent, compared with 14 percent for fiscal 2015.

New Bookings

New bookings for the full fiscal year were $35.4 billion, an increase of 3 percent in U.S. dollars and 7 percent in local currency over fiscal 2015.

▪
Consulting new bookings were $19.2 billion, an increase of 15 percent in U.S. dollars and 19 percent in local currency compared with fiscal 2015. Consulting represented 54 percent of new bookings in fiscal 2016.

▪
Outsourcing new bookings were $16.2 billion, a decrease of 8 percent in U.S. dollars and 4 percent in local currency compared with fiscal 2015. Outsourcing represented 46 percent of new bookings in fiscal 2016.

Net Revenues by Operating Group

Net revenues by operating group for the full fiscal year were as follows:

▪	Communications, Media & Technology: $6.62 billion, compared with $6.35 billion for fiscal 2015, an increase of 4 percent in U.S. dollars and 9 percent in local currency.

▪	Financial Services: $7.03 billion, compared with $6.63 billion for fiscal 2015, an increase of 6 percent in U.S. dollars and 11 percent in local currency.

▪	Health & Public Service: $5.99 billion, compared with $5.46 billion for fiscal 2015, an increase of 10 percent in U.S. dollars and 12 percent in local currency.

▪	Products: $8.40 billion, compared with $7.60 billion for fiscal 2015, an increase of 11 percent in U.S. dollars and 15 percent in local currency.

▪	Resources: $4.84 billion, compared with $4.99 billion for fiscal 2015, a decrease of 3 percent in U.S. dollars and an increase of 3 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the full fiscal year were as follows:

▪	North America: $15.65 billion, compared with $14.21 billion for fiscal 2015, an increase of 10 percent in U.S. dollars and 11 percent in local currency.

▪	Europe: $11.45 billion, compared with $10.93 billion for fiscal 2015, an increase of 5 percent in U.S. dollars and 11 percent in local currency.

▪	Growth Markets: $5.78 billion, compared with $5.91 billion for fiscal 2015, a decrease of 2 percent in U.S. dollars and an increase of 8 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2016, the company returned $4.04 billion to shareholders, including $1.44 billion in cash dividends and $2.60 billion in share repurchases.

Dividend

Accenture plc has declared a semi-annual cash dividend of $1.21 per share on Accenture plc Class A ordinary shares for shareholders of record at the close of business on Oct. 21, 2016, and Accenture Holdings plc will declare a semi-annual cash dividend of $1.21 per share on Accenture Holdings ordinary shares for shareholders of record at the close of business on Oct. 18, 2016. Both dividends are payable on Nov. 15, 2016. This represents an increase of $0.11 per share, or 10 percent, over the company’s previous semi-annual dividend, declared in March.

Share Repurchase Activity

During the fourth quarter of fiscal 2016, Accenture repurchased or redeemed 5.6 million shares, including 4.4 million shares repurchased in the open market, for a total of $640 million. During the full fiscal year 2016, Accenture repurchased or redeemed 24.5 million shares, including 20.0 million shares repurchased in the open market, for a total of $2.60 billion.

Accenture’s total remaining share repurchase authority at Aug. 31, 2106 was approximately $5.4 billion.

At Aug. 31, 2016, Accenture had approximately 650 million total shares outstanding, including 621 million Accenture plc Class A ordinary shares and minority holdings of 29 million shares (Accenture Holdings plc ordinary shares and Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

First Quarter Fiscal 2017

Accenture expects net revenues for the first quarter of fiscal 2017 to be in the range of $8.40 billion to $8.65 billion, 5 percent to 8 percent growth in local currency, reflecting the company’s assumption of a flat foreign-exchange impact compared with the first quarter of fiscal 2016.

Fiscal Year 2017

Accenture’s business outlook for the full 2017 fiscal year assumes that the foreign-exchange impact on its results in U.S. dollars will be flat compared with fiscal 2016.

For fiscal 2017, the company expects net revenue growth to be in the range of 5 percent to 8 percent in local currency. The company expects GAAP diluted EPS to be in the range of $5.75 to $5.98.

Accenture expects operating margin for the full fiscal year to be in the range of 14.7 percent to 14.9 percent, an expansion of 10 to 30 basis points from fiscal 2016.

For fiscal 2017, the company expects operating cash flow to be in the range of $4.6 billion to $4.9 billion; property and equipment additions to be $600 million; and free cash flow to be in the range of $4.0 billion to $4.3 billion.

The company expects its annual effective tax rate to be in the range of 22 percent to 24 percent, including an estimated benefit of less than 2 percentage points from the early adoption of a new accounting standard* for employee share-based payments.

*Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter financial results. To participate, please dial +1 (800) 230-1092 [+1 (612) 288-0329 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Thursday, Sept. 29, and continuing until Wednesday, Dec. 21, 2016. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Wednesday, Dec. 21, 2016. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 401074 from 10:30 a.m. EDT Thursday, Sept. 29 through Wednesday, Dec. 21, 2016.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions — underpinned by the world’s largest delivery network — Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With approximately 384,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company does not accurately anticipate the cost, risk and complexity of performing its work or if the third parties upon whom it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be less profitable than expected or unprofitable; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; changes in the company’s level of taxes, as well as audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company might not be successful at identifying, acquiring or integrating businesses, entering into joint ventures or divesting businesses; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; adverse changes to the company’s relationships with key alliance partners or in the business of its key alliance partners could adversely affect the company’s results of operations; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; if the company is unable to protect its intellectual property rights from unauthorized use or infringement by third parties, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2016	% of Net Revenues	August 31, 2015	% of Net Revenues	August 31, 2016	% of Net Revenues	August 31, 2015	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$8,489,238	100%	$7,888,505	100%	$32,882,723	100%	$31,047,931	100%
Reimbursements	476,342		476,006		1,914,938		1,866,493
Revenues	8,965,580		8,364,511		34,797,661		32,914,424
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	5,833,698	68.7%	5,384,100	68.3%	22,605,296	68.7%	21,238,692	68.4%
Reimbursable expenses	476,342		476,006		1,914,938		1,866,493
Cost of services	6,310,040		5,860,106		24,520,234		23,105,185
Sales and marketing	940,544	11.1%	924,114	11.7%	3,580,439	10.9%	3,505,045	11.3%
General and administrative costs	519,798	6.1%	486,683	6.2%	1,886,543	5.7%	1,803,943	5.8%
Pension settlement charge	—		—		—		64,382	0.2%
Total operating expenses	7,770,382		7,270,903		29,987,216		28,478,555
OPERATING INCOME	1,195,198	14.1%	1,093,608	13.9%	4,810,445	14.6%	4,435,869	14.3%
Interest income	8,952		8,111		30,484		33,991
Interest expense	(3,952)		(3,832)		(16,258)		(14,578)
Other (expense) income, net	(36,531)		(16,426)		(69,922)		(44,752)
Gain on sale of businesses	295,246		—		848,823		—
INCOME BEFORE INCOME TAXES	1,458,913	17.2%	1,081,461	13.7%	5,603,572	17.0%	4,410,530	14.2%
Provision for income taxes	328,132		293,336		1,253,969		1,136,741
NET INCOME	1,130,781	13.3%	788,125	10.0%	4,349,603	13.2%	3,273,789	10.5%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(50,031)		(40,953)		(195,560)		(178,925)
Net income attributable to noncontrolling interests – other (1)	(11,524)		(9,544)		(42,151)		(41,283)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,069,226	12.6%	$737,628	9.4%	$4,111,892	12.5%	$3,053,581	9.8%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,069,226		$737,628		$4,111,892		$3,053,581
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (2)	50,031		40,953		195,560		178,925
Net income for diluted earnings per share calculation	$1,119,257		$778,581		$4,307,452		$3,232,506
EARNINGS PER SHARE:
-Basic	$1.72		$1.18		$6.58		$4.87
-Diluted	$1.68		$1.15		$6.45		$4.76
WEIGHTED AVERAGE SHARES:
-Basic	622,555,642		624,715,181		624,797,820		626,799,586
-Diluted	665,365,231		675,749,438		667,770,274		678,757,070
Cash dividends per share	$—		$—		$2.20		$2.04
_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent Increase Local Currency
			Percent Increase (Decrease) U.S. dollars
	Three Months Ended
	August 31, 2016	August 31, 2015
OPERATING GROUPS
Communications, Media & Technology	$1,696,671	$1,638,072	4%	5%
Financial Services	1,796,232	1,690,696	6	9
Health & Public Service	1,541,251	1,390,552	11	11
Products	2,252,315	1,931,567	17	18
Resources	1,199,073	1,233,469	(3)	—
Other	3,696	4,149	n/m	n/m
TOTAL Net Revenues	8,489,238	7,888,505	8%	9%
Reimbursements	476,342	476,006	—
TOTAL REVENUES	$8,965,580	$8,364,511	7%
GEOGRAPHY
North America	$4,082,425	$3,715,006	10%	10%
Europe	2,832,516	2,711,716	4	8
Growth Markets	1,574,297	1,461,783	8	9
TOTAL Net Revenues	$8,489,238	$7,888,505	8%	9%
TYPE OF WORK
Consulting	$4,607,715	$4,159,936	11%	13%
Outsourcing	3,881,523	3,728,569	4	6
TOTAL Net Revenues	$8,489,238	$7,888,505	8%	9%

				Percent Increase Local Currency
			Percent Increase (Decrease) U.S. dollars
	Year Ended
	August 31, 2016	August 31, 2015
OPERATING GROUPS
Communications, Media & Technology	$6,615,717	$6,349,372	4%	9%
Financial Services	7,031,053	6,634,771	6	11
Health & Public Service	5,986,878	5,462,550	10	12
Products	8,395,038	7,596,051	11	15
Resources	4,838,963	4,988,627	(3)	3
Other	15,074	16,560	n/m	n/m
TOTAL Net Revenues	32,882,723	31,047,931	6%	10%
Reimbursements	1,914,938	1,866,493	3
TOTAL REVENUES	$34,797,661	$32,914,424	6%
GEOGRAPHY
North America	$15,653,290	$14,209,387	10%	11%
Europe	11,448,361	10,929,572	5	11
Growth Markets	5,781,072	5,908,972	(2)	8
TOTAL Net Revenues	$32,882,723	$31,047,931	6%	10%
TYPE OF WORK
Consulting	$17,867,891	$16,203,915	10%	15%
Outsourcing	15,014,832	14,844,016	1	6
TOTAL Net Revenues	$32,882,723	$31,047,931	6%	10%
_______________
n/m = not meaningful

ACCENTURE PLC
OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2016		August 31, 2015
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$215,845	13%	$243,068	15%
Financial Services	280,064	16	287,791	17
Health & Public Service	181,502	12	132,683	10
Products	358,737	16	265,631	14
Resources	159,050	13	164,435	13
Total	$1,195,198	14.1%	$1,093,608	13.9%

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	August 31, 2016			August 31, 2015
	As Reported (GAAP)	Gain on Sale(1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Income before incomes taxes	$1,458,913	$(295,246)	$1,163,667	$1,081,461
Provision for income taxes	328,132	(45,767)	282,365	293,336
Net income	$1,130,781	$(249,479)	$881,302	$788,125

Effective tax rate	22.5%		24.3%	27.1%
Diluted earnings per share	$1.68	$(0.37)	$1.31	$1.15
_________
(1) Represents gain on the sale of businesses related to the divestiture of Navitaire and the partial divestiture of Duck Creek Technologies.

ACCENTURE PLC
OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Year Ended
	August 31, 2016		August 31, 2015
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$965,574	15%	$871,388	14%
Financial Services	1,127,750	16	1,079,397	16
Health & Public Service	807,012	13	700,960	13
Products	1,282,461	15	1,082,351	14
Resources	627,648	13	701,773	14
Total	$4,810,445	14.6%	$4,435,869	14.3%

	Year Ended
	August 31, 2016		August 31, 2015
	Operating Income and Operating Margin as Reported (GAAP)			Operating Income and Operating Margin Excluding Pension Settlement Charge (Non-GAAP)

	Operating Income	Operating Margin	Operating Income (GAAP)	Pension Settlement Charge (2)	Operating Income (Adjusted)	Operating Margin (Adjusted)	Increase (Decrease)
Communications, Media & Technology	$965,574	15%	$871,388	$12,547	$883,935	14%	$81,639
Financial Services	1,127,750	16	1,079,397	13,460	1,092,857	16	34,893
Health & Public Service	807,012	13	700,960	11,664	712,624	13	94,388
Products	1,282,461	15	1,082,351	15,823	1,098,174	14	184,287
Resources	627,648	13	701,773	10,888	712,661	14	(85,013)
Total	$4,810,445	14.6%	$4,435,869	$64,382	$4,500,251	14.5%	$310,194

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Year Ended
	August 31, 2016			August 31, 2015
	As Reported (GAAP)	Gain on Sale (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Pension Settlement Charge (2)	Adjusted (Non-GAAP)
Income before incomes taxes	$5,603,572	$(848,823)	$4,754,749	$4,410,530	$64,382	$4,474,912
Provision for income taxes	1,253,969	(104,045)	1,149,924	1,136,741	25,238	1,161,979
Net income	$4,349,603	$(744,778)	$3,604,825	$3,273,789	$39,144	$3,312,933

Effective tax rate	22.4%		24.2%	25.8%		26.0%
Diluted earnings per share	$6.45	$(1.11)	$5.34	$4.76	$0.06	$4.82

_________
(1) Represents gain on the sale of businesses related to the divestiture of Navitaire and the partial divestiture of Duck Creek Technologies.
(2) Represents non-cash pension settlement charge related to lump sum cash payment from plan assets offered to eligible former employees.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

`

	August 31, 2016	August 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,905,609	$4,360,766
Short-term investments	2,875	2,448
Receivables from clients, net	4,072,180	3,840,920
Unbilled services, net	2,150,219	1,884,504
Other current assets	792,204	611,436
Total current assets	11,923,087	10,700,074
NON-CURRENT ASSETS:
Unbilled services, net	68,145	15,501
Investments	198,633	45,027
Property and equipment, net	956,542	801,884
Goodwill	3,609,437	2,929,833
Other non-current assets	3,873,357	3,710,328
Total non-current assets	8,706,114	7,502,573
TOTAL ASSETS	$20,629,201	$18,202,647
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$2,773	$1,848
Accounts payable	1,280,821	1,151,464
Deferred revenues	2,364,728	2,251,617
Accrued payroll and related benefits	4,040,751	3,687,468
Other accrued liabilities	1,210,048	1,398,609
Total current liabilities	8,899,121	8,491,006
NON-CURRENT LIABILITIES:
Long-term debt	24,457	25,587
Other non-current liabilities	3,516,247	3,038,483
Total non-current liabilities	3,540,704	3,064,070
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	7,555,262	6,133,725
NONCONTROLLING INTERESTS	634,114	513,846
TOTAL SHAREHOLDERS’ EQUITY	8,189,376	6,647,571
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$20,629,201	$18,202,647

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2016	August 31, 2015	August 31, 2016	August 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,130,781	$788,125	$4,349,603	$3,273,789
Depreciation, amortization and asset impairments	193,415	173,763	729,052	645,923
Share-based compensation expense	173,532	148,638	758,176	680,329
Gain on sale of businesses	(295,246)	—	(848,823)	—
Change in assets and liabilities/other, net	852,957	394,060	(412,893)	(507,904)
Net cash provided by operating activities	2,055,439	1,504,586	4,575,115	4,092,137
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(160,066)	(148,037)	(496,566)	(395,017)
Purchases of businesses, net of cash acquired	(99,994)	(349,502)	(932,542)	(791,704)
Proceeds from sale of businesses, net of cash transferred	196,228	—	814,538	10,553
Other investing, net	1,360	3,050	4,220	5,784
Net cash used in investing activities	(62,472)	(494,489)	(610,350)	(1,170,384)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	65,365	57,810	591,357	554,149
Purchases of shares	(639,939)	(664,015)	(2,604,989)	(2,452,989)
Cash dividends paid	—	—	(1,438,138)	(1,353,471)
Other financing, net	(13,564)	(2,154)	54,837	50,015
Net cash used in financing activities	(588,138)	(608,359)	(3,396,933)	(3,202,296)
Effect of exchange rate changes on cash and cash equivalents	2,902	(67,161)	(22,989)	(279,996)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,407,731	334,577	544,843	(560,539)
CASH AND CASH EQUIVALENTS, beginning of period	3,497,878	4,026,189	4,360,766	4,921,305
CASH AND CASH EQUIVALENTS, end of period	$4,905,609	$4,360,766	$4,905,609	$4,360,766